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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 dated May 17, 1993, Form S-8 dated August 29, 1994, Form S-8 dated November 4, 1997, Form S-3 dated August 29, 1994, Form S-3 dated November 14, 1994, Form S-3 dated November 21, 1995, Form S-3 dated November 14, 1996, Form S-3 dated June 11, 1997 and Form S-3MEF dated July 22, 1997.

ARTHUR ANDERSEN LLP



Houston, Texas
March 27, 2001